UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12

SMART MOVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Smart Move, Inc.
5990 Greenwood Plaza Blvd., Suite 390
Greenwood Village, Colorado 80111
SMART MOVE, INC.
April [       ], 2008
DEAR STOCKHOLDER:
You are cordially invited to attend the annual stockholders’ meeting of Smart Move, Inc., which will be held on Tuesday, June 24, 2008 at 10:00 a.m. local time at our principal offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting of stockholders and proxy statement.
If you do not plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope.

Sincerely
/s/ Chris Sapyta
President, Chief Executive Officer, and Director

NOTICE OF MEETING
The 2008 annual meeting of stockholders of Smart Move, Inc. will be held on June 24, 2008 at 10:00 a.m. local time at our principal offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111.
The annual meeting of stockholders will be held for the following purposes:
1.	Election of two directors, each to serve a three year term (Proposal A);

2.	Approval of the potential issuance of shares of common stock by the company in excess of the 20% limitation imposed by the American Stock Exchange upon the conversion of debt outstanding or to pay installments of principal and interest becoming due on the company’s secured convertible debentures or convertible operating loan notes and of the issuance of shares of common stock upon the exercise of certain warrants held by the holders of the secured convertible debentures and convertible operating loan notes. (Proposal B).

3.	To approve an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the plan from 1,400,000 to 1,900,000 (Proposal C); and

4.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice.
The record date for the meeting has been fixed by the Board of Directors as the close of business on April 25, 2008. Stockholders of record at that time are entitled to vote at the meeting.
By order of the Board of Directors

/s/ Chris Sapyta
President, Chief Executive Officer, and Director

April 29, 2008
Please execute your vote promptly.
If you are stockholder of record as of April 25, 2008, you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in the proxy statement. The method by which you vote will not limit your right to vote in person at the annual meeting.

Notice of Meeting	2

Annual Meeting Information	4

Beneficial Ownership of our Common Stock	7

Proposal A — Election of Two Directors	11

Information Regarding the Board of Directors	11

A Majority of our Board Members are Independent	11

Biographical Information	11

Committees of the Board	14

Compensation of Directors	17

Corporate Governance	18

CEO as Chairman of the Board	18

Lead Director	18

How to Contact the Board of Directors	18

Executive Sessions	19

Policies and Procedures for Review and Approval of Transactions with Related Persons	19

Director Nomination Process	19

Independent Auditors Fee	21

Audit Committee Report	21

Proposal B — Approval of the issuance of common stock issuable upon conversion of convertible debt and upon exercise of purchase rights under warrant securities we issued in November 2007, January 2008 and April 2008, including shares of our common stock that we may elect to issue to these holders of the convertible notes and debentures to pay principal and interest due on the obligations, to the extent such issuances require or may require shareholder approval under the rules of the American Stock Exchange	22

Proposal C — To approve an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the plan from 1,400,000 to 1,900,000	24

Executive Compensation	25

Compensation Committee Report	25

Compensation Discussion and Analysis	25

Summary Compensation Table	30

Certain Relationships and Related Party Transactions	34

Other Business	36

Stockholder Proposals and Nominations for 2009 Annual Meeting	36

Availability of SEC Filings, Codes of Ethics and Committee Charters	37

Section 16(a) Beneficial Ownership Reporting Compliance	37

Miscellaneous	37

SMART MOVE, INC.
5990 Greenwood Plaza Blvd., Suite 390
Greenwood Village, Colorado 80111
PROXY STATEMENT

ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting of stockholders of Smart Move, Inc. to be held on Tuesday, June 24, 2008, beginning at 10:00 a.m. in our business offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111. This proxy statement was prepared under the direction of the company’s Board of Directors to solicit your proxy for use at the annual meeting of stockholders. It will be mailed to stockholders on or about April 29, 2008.
References in this proxy statement to “Smart Move,” the “company,” “we,” or “our” are to Smart Move, Inc.
Who is entitled to vote and how many votes do I have?
If you are a stockholder of record of our common stock on April 25, 2008, you are entitled to vote at the annual meeting, or at any postponement or adjournment of the annual meeting. On each matter to be voted on, you may cast one vote for each share of common stock you hold. On April 25, 2008 there were 12,399,623 shares of common stock outstanding and entitled to vote.
What am I voting on?
You will be asked to vote on four proposals:

Proposal A:	Election of two directors: Doug Kelsall and Jack Burkholder.

Proposal B:	Approval of the potential issuance of shares of common stock by the company in excess of the 20% limitation imposed by the American Stock Exchange upon the conversion of debt outstanding or to pay installments of principal and interest becoming due on the company’s secured convertible debentures or convertible operating loan notes and of the issuance of shares of common stock upon the exercise of certain warrants held by the holders of the secured convertible debentures and convertible operating loan notes. (Proposal B).

Proposal C:	To approve an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the plan from 1,400,000 to 1,900,000.

The Board of Directors is not aware of any other matters to be presented for action at the meeting.
How does the Board of Directors recommend I vote on the proposals?
The Board of Directors recommends a vote FOR the election of each of the nominees for director (Proposal A), FOR approval of the potential issuance of shares of common stock by the company in excess of the 20% limitation imposed by the American Stock Exchange upon the conversion of debt outstanding or to pay installments of principal and interest becoming due on the company’s secured convertible debentures or convertible operating loan notes and of the issuance of shares of common stock upon the exercise of certain warrants held by the holders of the secured convertible debentures and convertible operating loan notes. (Proposal B) and FOR the approval of an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the plan from 1,400,000 to 1,900,000. (Proposal C).
How do I vote?
If you are a stockholder of record, you may vote in one of two ways:
Vote by returning your proxy card: You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors.
Vote at the meeting: You may vote by being present in person at the meeting.
If you hold shares through a broker, bank, or other nominee in “street name,” you can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone, or by mail. Please refer to the voting instruction card included in the materials furnished to you by your broker, bank or other nominee.
Can I change my vote?
You can revoke your proxy at any time before it is voted at the annual meeting by:
•	sending a written notice of revocation to our corporate secretary at our principal offices, 5990 Greenwood Plaza Blvd., Suite 390 Greenwood Village, Colorado 80111, or

•	by attending the annual meeting and voting in person.
Attendance at the annual meeting will not by itself revoke your proxy.
Who will count the votes?
Corporate Stock Transfer, Inc., our transfer agent, will tabulate the votes cast by proxy and in person at the annual meeting.

What constitutes a quorum?
A quorum is necessary to conduct business at the annual meeting. At any meeting of the stockholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum for all purposes. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker, bank or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.
Are there any stockholders who own a majority of the common stock?
No, no single stockholder owns a majority of the common stock.
Will there be a list of stockholders entitled to vote at the meeting?
Yes, the company’s officers will ensure that a complete list is prepared from the stock ledger and available at least ten days before the annual meeting of the stockholders entitled to vote at the meeting or any adjournment of the meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list will be open to the examination of any stockholder, for any purpose relevant to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the offices of the company. The list will also be brought to the meeting and open for examination during the meeting by any stockholder who is present.
What vote is required to approve each proposal?
The two nominees for director receiving a majority of the votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. An affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting will also be required for approval of the issuance of shares of common stock upon conversion of debt outstanding on secured convertible debentures or convertible operating loan notes, the issuance of common stock to pay principal and interest due on secured convertible debentures or convertible operating loan notes, and the issuance of shares of common stock upon holders’ exercise of warrants attached to secured convertible debentures and convertible operating loan notes, to the extent such issuances require shareholder approval under the rules of the American Stock Exchange and for approval of an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the plan from 1,400,000 to 1,900,000.
Who is bearing the cost of this proxy solicitation?
We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of the shares. A few of our officers and employees may participate in the solicitation of proxies, without additional compensation, by telephone, e-mail or other electronic means or in person.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information as of March 31, 2008, as to the beneficial ownership of shares of our common stock, in each case, by:
•	each person (or group of affiliated persons) known to us to beneficially own more than 5% of the outstanding shares of our voting stock;

•	each of our directors and executive officers;

•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under the SEC’s rules and generally includes voting or investment power over shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under SEC rules, the number of shares of common stock deemed outstanding includes shares issuable upon conversion of other securities, as well as the exercise of conversion rights under convertible securities or warrants held by the respective person or group that may be exercised within 60 days after March 31, 2008. The percentage of beneficial ownership shown in the following table is based on 12,399,623 outstanding shares of common stock as of March 31, 2008. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to options, warrants or convertible securities exercisable within 60 days after March 31, 2008 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown in the table as beneficially owned by such stockholder. Each share has one vote.

					Voting	Total
	Common	Footnote		Percentage	Percentage	Percentage
Name of Shareholder	Stock	Number		of Class	Owned	of Equity
Chris Sapyta	784,054	(1	)(10)	6.2%	6.2%	6.2%
Edward Johnson	574,638	(2	)(10)	4.6%	4.6%	4.6%
Kent J. Lund	101,025	(3	)(10)	*	*	*
John Jenkins	136,602	(4	)(10)	1.1%	1.1%	1.1%
Doug Kelsall	200,602	(5	)(10)	1.6%	1.6%	1.6%
Jack Burkholder	52,640	(6	)(10)	*	*	*
Lee Schlessman	4,435,919	(7)		28.0%	28.0%	28.0%
Thomas P. Grainger	2,545,310	(8)		17.5%	17.5%	17.5%
Pete Bloomquist	163,590	(9	)(10)	1.3%	1.3%	1.3%

All officers and directors as a group (6 persons)	8,994,380			61.6%	61.6%	61.6%

*	Less than one percent (1%)

(1)	Includes an option to purchase 128,000 shares issuable to Mr. Sapyta under the terms of his employment agreement, with exercise prices from $6.00 to $7.00, and includes 13,500 options exercisable at $4.73 granted December 29, 2006, vested as to 25% on date of grant and, with respect to as to the remaining 75% of the shares covered by the options, in equal quarterly increments over the next following 12 calendar quarters after the date grant as of the end of each quarter; and includes 18,000 options exercisable at $0.68 granted January 15, 2008 which also vest in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 31, 2008.

(2)	Includes an option to purchase 100,000 shares issuable to Mr. Johnson under the terms of his employment agreement, with exercise prices ranging from $6.00 to $7.00, and includes warrants to purchase 11,170 shares at an exercise price of $5.00; warrants to purchase 25,000 shares at an exercise price of $0.95; warrants to purchase 25,000 shares at an exercise price of $1.10; warrants to purchase 12,500 shares at an exercise price of $1.00; and includes 13,500 options exercisable at $4.73 granted December 29, 2006, vested as to 25% on date of grant and, with respect to the remaining 75% of the shares covered by the options, in equal quarterly increments over the next following 12 calendar quarters after the date of grant; and includes 15,000 options exercisable at $0.68 granted January 15, 2008, which also vest in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 31, 2008.

(3)	Includes a warrant to purchase 2,000 shares exercisable at $5.00 per share, 3,000 warrants exercisable at $7.50 per share; 10,000 warrants exercisable at $0.95 per share; 10,000 warrants exercisable at $1.10 per share and 5,000 warrants exercisable at $1.00 per share.

(4)	Includes a warrant to purchase 3,000 shares exercisable at $5.00 per share and 1,000 warrants exercisable at $7.50 per share, 25,000 warrants exercisable at $0.95 per share; 25,000 warrants exercisable at $1.10 per share; and 12,500 warrants exercisable at $1.00 per share.

(5)	Includes a warrant to purchase 5,000 shares exercisable at $5.00 per share and 5,000 warrants exercisable at $7.50 per share; 25,000 warrants exercisable at $0.95 per share; 25,000 warrants exercisable at $1.10 per share; and 12,500 warrants exercisable at $1.00 per share.

(6)	Includes a warrant to purchase 2,000 shares exercisable at $5.00 per share and 3,000 warrants exercisable at $7.50 per share.

(7)	Includes warrants to purchase 27,967 shares exercisable at $0.625 per share; warrants to purchase 116,762 shares exercisable at $2.50; warrants to purchase 34,714 shares exercisable at $5.00 per share, warrants to purchase 61,802 shares at an exercise price of $7.50 per share; warrants to purchase 171,000 shares exercisable at $1.50 per share; warrants to purchase 79,167 shares exercisable at $1.00 per share; warrants to purchase 25,000 shares at $0.95 per share; warrants to purchase 25,000 shares at $1.10 per share, a convertible note that converts into shares at $3.00 (or up to 316,667 shares), a convertible note that converts into shares at $2.00 per share (up to 200,000 shares) a convertible note that converts into shares at $1.00 (up to 171,000 shares); a convertible note that converts into shares at $0.75 per share (up to 133,333 shares); also includes 690,618 shares, warrants to purchase 68,182 shares at an exercise price of $.625 per share; warrants to purchase 70,200 shares at an exercise price of $2.50 per share; warrants to purchase 33,334 shares at an exercise price of $5.00 per share, warrants to purchase 266,000 shares at an exercise price of $7.00 per share; warrants to purchase 43,180 shares at an exercise price of $7.50 per share; warrants to purchase 105,300 shares at an exercise price of $1.50 per share; warrants to purchase 50,000 shares at an exercise price of $1.00 per share; warrants to purchase 100,116 shares at an exercise price of $3.375 per share; and 195,000 shares to be issued upon the conversion of debt at a conversion price of $3.00 per share and 886,667 shares from conversion of convertible notes that convert at $3.75 per share; 50,000 shares from convertible notes that convert at $2.00 per share; 105,300 shares from convertible notes that convert at $1.00 per share; 100,000 shares from convertible notes that convert at $0.75 per share, which include notes, debentures and warrants owned by Mr. Schlessman or family members, trusts or entities that Mr. Schlessman controls by power of attorney or ownership of the entity. The address for Lee Schlessman, the listed beneficial owner who has the dispositive and voting power for the shares and who is not a director or executive officer of the company, but who is deemed a related person based on share ownership is 1301 Pennsylvania Street, Suite 800, Denver, CO 80203-8015.

(8)	The number of shares beneficially owned by Thomas P. Grainger is based solely on information in a Schedule 13G/A filed with the SEC on February 19, 2008, reporting sole voting power over 2,545,310 shares of common stock including 411,422 common shares; 675,000 shares issuable upon conversion by Thomas P. Grainger of a 7% Unsecured Convertible Note due September 2, 2010 having a conversion price of $0.80 per share; 266,666 shares issuable upon conversion by Thomas P. Grainger of a 12% Unsecured Convertible Note due January 22, 2009 having a conversion price of $0.75 per share; shares issuable upon exercise by Thomas P. Grainger of two warrants exercisable until December 5, 2011, consisting of: one warrant to purchase 322,222 shares at a $7.50 exercise price, one warrant to purchase 100,000 shares at a $1.50 exercise price, one warrant to purchase 100,000 shares at a $1.25 exercise price, one warrant to purchase 100,000 shares at a $1.00 exercise price; and shares issuable upon exercise by Thomas P. Grainger of warrants exercisable until January 22, 2013, each to purchase 285,000 shares with exercise prices of $1.00 and $1.25, respectively. The number of shares beneficially owned as reflected in the table does not include additional shares of our common stock acquirable by Thomas P. Grainger pursuant to certain convertible notes and warrants issued in April 2008 as discussed under the heading Certain Relationships and Related Person Transactions in this Proxy Statement. The address for Thomas P. Grainger, the listed beneficial owner who has the dispositive and voting power for the shares and who is not a director or executive officer of the company, but who is deemed a related person based on share ownership, is Post Office Box 7, Saratoga, WY 82331; Highway 130, 4 Miles South of Saratoga.

(9)	Includes warrants to purchase 59,776 shares exercisable at $0.625 per share; warrants to purchase 2,000 shares exercisable at $1.20 per share; warrants to purchase 10,020 shares exercisable at $5.00 per share; warrants to purchase 18,234 shares exercisable at $2.50 per share; warrants to purchase 3,616 shares exercisable at $3.75 per share; 45,000 options exercisable at $4.73 per share; and 13,500 options exercisable at $0.68 per share.

(10)	The address for the listed beneficial owners who are directors or executive officers, is c/o Smart Move, Inc., 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, CO

PROPOSAL A
ELECTION OF TWO DIRECTORS

Our Board of Directors has six members divided into three classes with two directors in each class. At each annual meeting, the elected successors to the directors in the class whose term expires at that annual meeting are to be elected for a three year term. The current term of office of our Class I directors will end at the annual meeting of stockholders held in 2010. The current term of office of our Class II directors will end at this year’s annual meeting of stockholders, and the term of office of our Class III directors will end at the annual meeting of stockholders held in 2009. Each director elected will continue in office until a successor has been elected and qualified.
Doug Kelsall and Jack Burkholder are currently serving as Class II directors and are the proposed nominees for election as directors to serve for a three year term expiring at the 2011 annual meeting of stockholders. Each of the nominees has consented to serve if elected. If any nominee should be unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote in accordance with their judgment. The company knows of no reason why the nominees would not be able to serve if elected.
The nominees receiving a majority of votes cast at the meeting will be elected as Class II directors for a term to expire at the 2011 annual meeting of stockholders. Abstentions, withheld votes and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.
INFORMATION REGARDING THE BOARD OF DIRECTORS
A Majority of our Board Members are Independent
Prior to the initial public offering of shares of our common stock in December 2006 (the “IPO”), and again in December 2007, our Board of Directors undertook a review of director independence. The purpose of this review was to determine whether any relationships or transactions involving the directors, their family members and affiliates were inconsistent with a determination that the director is independent under the independence standards of the American Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). Based on that review, the Board of Directors determined that all directors, except Chris Sapyta, our President and Chief Executive Officer, and Edward Johnson, our Chief Financial Officer, both employees of the company, qualify as independent. The independent members of our Board of Directors are John Jenkins, Kent Lund, Doug Kelsall and Jack Burkholder.
Biographical Information
The following is biographical information about each of the two nominees and each current director. The respective current terms of all directors expire on the dates set forth below or until their successors are elected and have qualified.

Class I directors whose terms
expire at the 2010 annual			Director
meeting	Principal Occupation	Age	Since
John Jenkins	John Jenkins has served as one of our directors since February 2006. Mr. Jenkins was Chairman and Chief Executive Officer of SAN Holdings, a provider of data storage and management solutions to industry and government, from 2001 to March 2007. From January 1995 through June 2000, he served as Chief Executive Officer, President and a director of TAVA Technologies, Inc., where he led the build-out of a national systems integration business. From 1990 until he joined TAVA in 1995, he served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London Stock Exchange. Mr. Jenkins holds a B.S.M.E. (Bachelor of Science in Mechanical Engineering) from the University of Washington (1973) and a J.D. from the University of Denver Law School (1977).	58	2006

Kent Lund	Kent Lund has served on our Board of Directors since February 2006. Mr. Lund currently serves as Executive Vice President and Chief Compliance Officer of George K. Baum & Company, an investment banking firm. From 2005 to 2007, he served as an independent business, legal and securities compliance consultant. From 2002 to 2005, Mr. Lund served as a Board member and/or Corporate Secretary of four affiliated financial services companies (Kirkpatrick, Pettis, Smith, Polian Inc., a NASD member securities broker dealer, two registered investment advisers and a state chartered trust company). From 2002 to 2005, he served as Executive Vice President and General Counsel of Kirkpatrick, Pettis, Smith, Polian Inc. From 1998 to 2001, he served as Senior Vice President and General Counsel of Fiserv Correspondent Services, Inc., a NYSE member securities broker dealer. From 1985 to 1998, he was an attorney with Amoco Corporation, a major multinational oil, natural gas and petrochemical company. From 1982 to 1985, Mr. Lund was an associate attorney with the Denver, Colorado law firm of Sherman & Howard. From 1980 to 1982, Mr. Lund was a staff law clerk for two United States Court of Appeals Judges. Mr. Lund earned a B.A. degree, magna cum laude, from Midland Lutheran College (1977), a J.D. degree, with honors, from Drake University Law School (1980) and a M.B.A. degree from the University of Colorado (2005).	52	2006

Class II directors whose terms
expire at the 2008 annual
meeting and who are nominees
for terms expiring at the 2011
annual meeting of stockholders
Doug Kelsall	Doug Kelsall has served as our director since February 2006. Mr. Kelsall has served as President and Chief Financial Officer of Education Sales Management, a company focused on enrollment services for the education market, since November 2007. Previously, Mr. Kelsall served as President and Chief Operating Officer of eCollege.com, an online technology and services company providing support to distance learning and other educational programs since 2003. From 1999 to 2003, Mr. Kelsall served as Executive Vice President and CFO of eCollege.com. From 1997 to 1999, he was Chief Financial Officer of TAVA Technologies, Inc. and from 1995 to 1997, he was Chief Financial Officer of Evolving Systems, Inc., a telecommunications software company. Mr. Kelsall holds a B.A. degree from the University of Colorado (1976) and an M.B.A. degree from the University of Denver (1978). Mr. Kelsall serves on the Board of Trustees of Westwood Colleges, the Board of Directors of TopSchool, Inc., the Advisory Boards of the Universities of Colorado at Denver Business School, and the Executive Strategic Council of the IMS Learning Consortium.	53	2006

Jack Burkholder	Jack Burkholder has served as our director since February 2006. Mr. Burkholder is the principal of several companies engaged in real estate and hotel and resort development. Since 1997, he has served as Managing Director of Golf Lodging, LLC, a hotel and resort development firm; since 2005 as Manager of SeNa Properties, LLC, a luxury, single-family home developer; and from 2003 to 2008 as Manager of BBLM, LLC, a hospitality and real estate consulting and development company. He has been a member of the Financial Audit Committee of the Board of Education, Cherry Creek School District, Denver, Colorado, since 2003. Since 1984 to present, Mr. Burkholder has provided corporate finance and real estate advisory services to corporations, financial institutions, insurance companies, and high net worth investors through his consulting firm, Burkholder & Associates. From 1972 to 1978, he was vice president of Investment Banking at the Schroder Group in New York City. He received a B.A. degree from Cornell University (1968) and an M.B.A. degree from Fordham University (1972).	63	2006

Class III directors whose terms
expire at the 2009 annual
meeting
Chris Sapyta	Chris Sapyta has served as our Chief Executive Officer and as a director since our inception. Mr. Sapyta founded Smart Move in August 2004 and served as its Managing Member. In 1996, he founded MicroStar Keg Management L.L.C., a keg asset management and logistics company that with its overseas affiliates had over 5 million keg assets under its management. From 1996 to 2004, he served as President of MicroStar. From 2001 to 2004, Mr. Sapyta served as Senior Vice President of New Markets at TrenStar, Inc., MicroStar’s parent entity. Mr. Sapyta received his B.A. degree in accounting from St. Mary’s University (1982).	46	2004

L. Edward Johnson	L. Edward Johnson served as a manager of Smart Move, since August 2004 and has served as our Senior Vice President of Corporate Finance and as our director since November 2005. Mr. Johnson has been providing financial guidance and tax planning for various private companies since 1977. From 1989 to 2000, Mr. Johnson served as Tax Manager with Leede Company, a private company located in Denver, Colorado, as its Vice President of Finance and Tax Manager. The Leede Company is engaged primarily in oil and gas, real estate and franchise operations. From 1974 until 1989 and again from 2000 to 2005, he maintained his own accounting and finance practice for select private companies and high net worth individuals. As part of this practice, he provided accounting and financial consulting services to both MicroStar Keg Management, L.L.C. and Smart Move. Mr. Johnson received his B.B.A. degree from Texas Tech University (1974).	54	2004
The Board of Directors held 15 meetings in 2007. All directors attended at least 75% of the meetings of the Board and of Committees of which they were members during 2007. The Board has requested that each member of the Board attend our annual stockholder meetings absent extenuating circumstances.
Committees of the Board
Our Board of Directors has three Standing Committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Governance Committee, each composed entirely of persons the Board has determined to be independent. Each Committee operates pursuant to a written charter adopted by our Board of Directors which sets forth the Committee’s role and responsibilities and provides for an annual evaluation of its performance. The charters of all three Standing Committees are available on our corporate website at www.gosmartmove.com together with the corporate governance principles developed by our Nominating and Governance Committee and adopted by our Board of Directors. These materials will be provided to any stockholder without charge upon the stockholder’s written request to our corporate secretary.

Audit Committee
The Audit Committee assists the Board of Directors in the oversight of the audit of our financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee has direct responsibility for the selection and engagement of our independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements.
In accordance with its charter, the Audit Committee acts to oversee the integrity of our financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements, and to provide an open avenue of communication among our independent auditors and financial management. The Committee’s responsibilities include review of the qualifications, independence and performance of the independent auditors who report directly to the Audit Committee. The Committee retains, determines the compensation of, evaluates, and when appropriate replaces the company’s independent auditors and pre-approves audit and permitted non-audit services.
The Audit Committee is required to establish procedures to handle complaints received regarding the company’s accounting, internal controls or auditing matters. It is also required to ensure the confidentiality of employees where information or concerns have been expressed by an employee regarding questionable accounting or auditing practices. The Audit Committee may retain independent advisors at the company’s expense that it considers necessary for the completion of its duties.
The members of the Audit Committee are Doug Kelsall (Chair), Kent Lund and Jack Burkholder, all independent directors. The Audit Committee held seventeen meetings in fiscal 2007. Our Board of Directors has determined that all of the Audit Committee members meet the enhanced independence requirements required of audit committee members by regulations of the SEC, and have the required financial literacy to serve on the Audit Committee. The Board has further determined that Mr. Kelsall qualifies as an “audit committee financial expert” as defined in SEC regulations.
During 2007, Kent Lund, a member of our Audit Committee, also served as a member of the audit committee of SAN Holdings, Inc., a public company. No other member of our Audit Committee served on any other audit committee of another publicly held company in 2007.
A report of the Audit Committee is found under the heading “Audit Committee Report” on page 22.
Compensation Committee
The Compensation Committee oversees our executive compensation policies and programs. In accordance with its charter, the Committee reviews, approves and makes recommendations regarding any changes to our Board concerning the compensation level of our Chief Executive Officer and other executive officers based on an evaluation of performance against corporate goals and objectives approved by the Committee. The Committee also reviews and approves the terms of written employment agreements with our executive officers, recommends compensation to be paid to our outside directors, considers the design and competitiveness of our compensation plans, administers our equity compensation plans and reviews disclosures to be filed with the SEC and distributed to our stockholders regarding executive compensation.

The Compensation Committee held five meetings in 2007. The members of the Committee are Mr. Jenkins (Chair), Mr. Lund, and Mr. Kelsall. Our Board of Directors has determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” under SEC Rule 16(b)-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. A report of the Compensation Committee, which discusses the manner in which the Committee makes its determinations as to the compensation of our executive officers is found on page 26 under the heading “Executive Compensation” which includes the Compensation Committee Report and Compensation Discussion and Analysis.
Nominating and Governance Committee
In accordance with its charter, the Nominating and Governance Committee administers and oversees all aspects of the company’s corporate governance functions on behalf of the Board of Directors. The Committee oversees the evaluation of the performance of the Board and its Committees, reviews and makes recommendations regarding succession plans for positions held by executive officers, and reports to the Board of Directors regarding the performance and effectiveness of the Standing Committees of the Board of Directors.
The responsibilities of the Nominating and Governance Committee include developing and recommending corporate governance principles to the Board and periodically (at least annually) reviewing the adequacy of such principles and recommending appropriate changes to the Board.
The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria to determine the qualifications to serve and continue to serve as a director. In fulfilling these responsibilities, the Nominating and Governance Committee identifies and reviews the qualifications of, and recommends to the Board: (i) individuals to be nominated by the Board for election to the Board by shareholders at each annual meeting of shareholders, (ii) individuals to be nominated and elected to fill any vacancy on the Board which occurs for any reason (including increasing the size of the Board) and (iii) appointments to committees of the Board. The Committee also reviews the nomination by security holders of the company of qualified candidates for election to the Board if such nominations are within the time limits and meet other requirements established by our bylaws.
The Nominating and Corporate Governance Committee held three scheduled meetings in 2007. The members of the Committee are Mr. Burkholder (Chair) Kent Lund, and John Jenkins, all independent directors.

Compensation of Directors
Our Board recently adopted the following compensation policy for our non-management directors for 2008:
Directors who are also employees of Smart Move do not receive compensation for their services as directors. Directors who are not employees of Smart Move receive an annual cash retainer of $22,000 (a $7,000 increase in the annual cash retainer paid in 2007) paid quarterly at the beginning of each quarter. Each non-employee director serving on one or more of our Standing Committees also receives a cash fee of $2,500 per committee per year paid quarterly at the beginning of each quarter. The Chairpersons of our Compensation and Nominating and Governance Committees receive an additional annual cash payment of $5,000 per year. The Chairperson of our Audit Committee receives an annual cash payment of $12,000 per year (a $7,000 increase above the fee paid in 2007), and our Lead Director appointed in February 2008 will also receive compensation at the rate of $12,000 per year for services in that capacity, proportionately reduced to the extent the term of service is less than a full 12 months. The fees paid to our directors, Chairpersons of Committees and Lead Director are in each case paid quarterly at the beginning of each quarter. Each non-employee director also will receive an annual grant of restricted shares of our common stock having a fair market value of $15,000 at the beginning of each year commencing in fiscal 2008 (a $5,000 value increase from 2007), determined for such purpose as the average closing price of a share of the company’s common stock for each day during the month of December preceding the grant date.
All directors will be reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.
In fiscal 2007, non-employee directors were compensated as follows:

	Fees earned or	Stock awards	Total
Name	paid in cash ($)	($)*	($)
Kent Lund	$15,000	$10,000	$25,000
John Jenkins	$20,000	$10,000	$30,000
Doug Kelsall	$20,000	$10,000	$30,000
Jack Burkholder	$20,000	$10,000	$30,000

*	The annual grant of restricted shares to each of our non-employee directors for fiscal 2007 consisted of 2,169 shares of our common stock, based on the stipulated total grant value of $10,000 and a fair market value per share determined based on the $4.61 per share average closing price of a share of our common stock on the American Stock Exchange on trading days during the period between and including December 20, 2006 and December 29, 2006 (the only time period in December, 2006 during which the company’s common stock traded as a separate security).
Non-employee directors are to be compensated as follows in 2008:

	Fees earned or	Stock awards	Total
Name	paid in cash ($)	($)*	($)
Kent Lund	$29,500	$15,000	$44,500
John Jenkins	$29,500	$15,000	$44,500
Doug Kelsall	$36,000	$15,000	$51,000
Jack Burkholder	$29,500	$15,000	$44,500

*	The annual grant of restricted shares to each of our non-employee directors for fiscal 2008 consisted of 22,471 shares of our common stock, based on the stipulated total grant value of $15,000 and a fair market value per share determined based on the $0.667 per share average closing price of a share of our common stock on the American Stock Exchange during the month of December 2007.

CORPORATE GOVERNANCE
Our Board of Directors has adopted a number of policies to support our values and provide for good corporate governance, including a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Act that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern our business and is designed to promote honest and ethical conduct and compliance with applicable governmental laws, rules and regulations. A copy of the Code is available on our corporate website at www.gosmartmove.com. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Ethics that applies to the company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer or other senior executives performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website.
The Governance Principles developed by our Nominating and Governance Committee during fiscal 2007 and approved by the Board of Directors are also available on our corporate website. We will provide a printed copy of our Code of Ethics and Governance Principles to any stockholder upon written request delivered to Smart Move, Inc., 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, Colorado 80111, Attn: Corporate Secretary.
CEO as Chairman of the Board
Chris Sapyta, our President and Chief Executive Officer, also presides at all meetings of the Board of Directors and performs any duties of Chairman of the Board of Directors that may be assigned to him in that capacity by the Board of Directors or that are prescribed by the company’s bylaws.
Lead Director
In February 2008, our Board determined to evaluate the role a Lead Director might perform as a liaison representative of our independent Board members and appointed Mr. Jenkins to serve as the Lead Director for a minimum term of ninety days. The Lead Director chairs Board meetings during any sessions conducted as executive sessions without employee members of management being present. The Lead Director also consults with the President and Chief Executive Officer, the Chief Financial Officer, and the Treasurer on business issues and with the Nominating and Corporate Governance Committee on Board management.
How to Contact the Board of Directors
Any shareholder or other interested party may contact the Board of Directors, including the Lead Director or the non-employee directors as a group, or any individual director or directors, by writing to the intended recipient(s) in care of Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. The Corporate Secretary will review and sort communications before forwarding them to the addressee(s).

Executive Sessions
Non-management directors met in executive session without management before, during or at the end of each regularly-scheduled Board meeting during 2007. The Board expects to conduct an executive session limited to non-employee Board members at each regularly-scheduled Board meeting during 2008, and independent directors may schedule additional sessions in their discretion.
At regularly scheduled meetings of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, executive sessions are held from time to time with only the Committee members in attendance, or with only the Committee members and their advisors present, to discuss whatever topics the Committee members deem necessary or appropriate.
Policies and Procedures for Review and Approval of Transactions with Related Persons
We recognize that transactions in which our executive officers, directors or principal shareholders, or family members or other associates of our executive officers or directors or principal shareholders, have an interest may raise questions as to whether those transactions are consistent with the best interests of Smart Move and our shareholders. In accordance with the rules of the American Stock Exchange, our Board has adopted a policy that all “related person transactions” as defined in SEC regulations are subject to appropriate review and oversight by the Audit Committee. Current related person transactions to which we are a party consist of security sales and purchase transactions with significant stockholders who are not directors and officers of the company as described on page 35.
A related person transaction will only be approved by the Board after review and any recommendation by the Audit Committee and if the Board determines that the related person transaction is beneficial to us and the terms of the related person transaction are fair to us. No member of the Audit Committee or Board may participate in the review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.
Director Nomination Process
Mr. Kelsall, one of the nominees for election as directors at this year’s annual meeting, was recommended to the Board as a nominee by the Nominating and Governance Committee which is responsible for overseeing the process of nominating individuals to stand for election as directors. Mr. Burkholder, who serves as Chairman of the Nominating and Governance Committee, did not participate in any deliberations or discussions relating to and culminating in his own nomination, and was recommended to the Board as a nominee by Mr. Lund and Mr. Jenkins, two of the three members of the committee. The Nominating and Governance Committee manages the overall process of selecting candidates to serve as directors, including the identification of director candidates who meet certain criteria set from time to time by the Committee. The Committee’s written charter requires that these criteria reflect at a minimum any requirements of applicable law and American Stock Exchange listing standards, a candidate’s strength of character, judgment and business experience, as well as factors relating to the current composition and structure of the Board such as specific areas of expertise.

The Committee has no formal process for evaluating proposed nominees, but generally reviews the biographical summaries or resumes of potential candidates in consultation with the President and Chief Executive Officer. In the course of this review, some candidates may be eliminated from further consideration because of conflicts of interest, unavailability to attend Board or Committee meetings or other reasons. The Committee then decides which of the remaining candidates most closely match the Committee’s criteria for the director position to be filled and are therefore deserving of further consideration. The Committee discusses these candidates, decides which of them, if any, should be pursued, gathers additional information, conducts interviews and decides whether to recommend one or more candidates to the Board for nomination. The Board discusses the Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those candidates selected as nominees are named in the proxy statement for election by the shareholders at the annual meeting of shareholders (or, if between annual meetings, in the case of a need to fill a vacancy, including a vacancy that results from an increase in the number of directors, the nominees may be elected by the Board of Directors).
The Board of Directors unanimously recommends a vote FOR the election of Mr. Kelsall and Mr. Burkholder as Class II directors.

AUDIT COMMITTEE REPORT
With regard to the fiscal year ended December 31, 2007, the Audit Committee (i) reviewed and discussed with management our audited financial statements as of December 31, 2007 and for the year then ended; (ii) discussed with Anton Collins Mitchell LLP, the independent auditors, the matters required by the Statement on Auditing Standards No, 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T; (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T; and (iv) discussed with Anton Collins Mitchell LLP their independence.
Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the SEC.
The Audit Committee:
Doug Kelsall (Chair)
Kent Lund
Jack Burkholder
Representatives of the Company’s independent registered public accounting firm are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Independent Auditors’ Fee
The aggregate fees and related reimbursable expenses for professional services provided by Anton Collins Mitchell LLP for the fiscal years ended December 31, 2007 and 2006 are:

Fees for Services	2007	2006(1)

Audit Fees*	$302,798	$275,911
Audit-Related Fees Tax Fees	—	—
All Other Fees	—	—

Total Fees	$302,798	$275,911

(1)	Our proxy statement for the 2007 annual meeting of stockholders disclosed total audit fees of $300,607 for the year ended December 31, 2006. The actual audit fees billed with respect to the year ended December 31, 2006 were $275,911, and the disclosure of 2006 audit fees has been adjusted in the table above to reflect actual fees.

*	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses related to SEC filings, comfort letters, consents and comment letters.

PROPOSAL B

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK BY THE COMPANY IN EXCESS OF THE 20% LIMITATION IMPOSED BY THE AMERICAN STOCK EXCHANGE UPON THE CONVERSION OF DEBT OUTSTANDING OR TO PAY INSTALLMENTS OF PRINCIPAL AND INTEREST BECOMING DUE ON THE COMPANY’S SECURED CONVERTIBLE DEBENTURES OR CONVERTIBLE OPERATING LOAN NOTES AND OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE HOLDERS OF THE SECURED CONVERTIBLE DEBENTURES AND CONVERTIBLE OPERATING LOAN NOTES. (PROPOSAL B).

As of April 25, 2008, there were 12,399,623 shares of our common stock outstanding. Our certificate of incorporation, as amended, authorizes the issuance of 100,000,000 shares of common stock, $.0001 par value, which we believe is a sufficient number of currently authorized shares.

The Listing Standards of the American Stock Exchange, however, require shareholder approval for any sale, issuance, or potential issuance of stock at a price that is below the greater of the book or market value, where the amount of stock being issued equals or exceeds 20% of the outstanding common stock. The company has taken care to insure that any convertible securities sold in previous private placement transactions reported in our previous periodic reports and our current reports filed on Form 8-K were issued at a conversion price or exercise price not less than the greater of book or market value on the date of issuance.

Although the company has not issued any securities that have a “floating” conversion or exercise price linked to the market price of our common stock, the terms of the Secured Convertible Debentures we issued in January 2008, in the aggregate amount of $3,655,000 permit the company to issue shares of our common stock to pay principal and interest due on the debentures. The number of shares we may issue for the purpose of repaying the principal obligation owing under the Secured Convertible Debentures is determined based upon the lower of the Fixed Conversion Price ($0.75 per share) or 80% of the Fair Market Value of the common stock on the date of payment (the average of the daily closing prices for a share of the company’s stock on the American Stock Exchange over the five consecutive trading days before the date the payment is due). If the stock price of a share of the company’s common stock remains lower than the Fixed Conversion Price of $0.75, the number of shares required to be issued to satisfy principal and interest payment obligations could be proportionately greater than the 4,873,333 shares into which the Secured Convertible Debentures are convertible at the holders’ option. Certain convertible notes we have issued to Thomas P. Grainger, which are described under the heading “Certain Relationships and Related Person Transactions” on page 36, and which we collectively refer to as “convertible operating loan notes” have previously been amended in connection with subsequent financings to reduce the originally specified conversion price or include provisions for limited adjustment of the stated conversion price as described on page 36.

Section 713 of the AMEX Company Guide requires shareholder approval for the sale, issuance, or potential issuance of common stock (or securities convertible into, or exercisable for, common stock) representing 20% or more of an issuer’s common stock or voting power outstanding before such issuance at a price below the greater of the common stock’s book or market value. The company is soliciting shareholder approval of the issuance of shares of common stock upon the conversion of debt to equity, or in lieu of cash payments of principal and interest on the Secured Convertible Debentures or our convertible operating loan notes, or upon the exercise of any warrants attached to the Secured Convertible Debentures or our convertible operating loan notes, to the extent any or all of such issuances require shareholder approval under the rules of the American Stock Exchange because they exceed or may exceed 20% of the outstanding common stock of the company.

Why we need shareholder approval.

If the company obtains shareholder approval as requested, the company itself may issue shares in excess of the 20% limitation imposed by the American Stock Exchange for the purpose of making payments of principal and/or interest becoming due under the Secured Convertible Debentures or our convertible operating loan notes by issuing however many shares of common stock may be required or permitted to be issued under the existing terms of these debentures and notes. The company may also issue an appropriate number of shares in excess of the 20% limitation imposed by the American Stock Exchange upon any exercise of conversion rights by a holder of Secured Convertible Debentures or our convertible operating loan notes, or upon any automatic conversion provided for under the terms of the Secured Convertible Debentures or our convertible operating loan notes. If the company does not obtain shareholder approval, the company may not be able to issue a sufficient number of the shares to satisfy its payment obligations to the holders, because it is clear that the shares required would exceed 20% of the outstanding common stock. If the company is unable to issue shares of common stock to pay the principal and interest owing to the holders of the Secured Convertible Debentures or our convertible operating loan notes, it is unlikely that the company will be able to make all required payments of principal and interest to the holders in cash. The company does not currently have sufficient cash to redeem all of these debts as they become due. Without the ability to pay the Secured Convertible Debentures or our convertible operating loan notes with cash or to issue sufficient shares to the holders where permitted or required, we may become in default on these obligations and may no longer be able to maintain operations.

Terms of our Operating Loan Notes and of our January 2008 Secured Convertible Debentures and Related Warrants

The terms of our convertible operating loan notes and related warrants issued to Thomas P. Grainger, which may involve issuances of shares of our common stock in excess of the 20% limitation imposed by the American Stock Exchange, are summarized under the heading “Certain Relationships and Related Person Transactions” on page 36. The terms of the Secured Convertible Debentures, which may involve issuances of shares of our common stock in excess of the 20% limitation imposed by the American Stock Exchange, are summarized below. Copies of the complete agreements applicable to the Secured Convertible Debentures are attached as exhibits to our Current Report on Form 8-K filed with the SEC on January 18, 2008.

January 2008 Secured Convertible Debentures

Issue Date: January 15, 2008

Aggregate principal amount outstanding: $3,655,000 (issued at an original issue discount of 15%)

Interest Rate: 11% per annum from the date of issuance

Use of proceeds: Repayment of the company’s previous loan with Silicon Valley Bank in the approximate amount of $345.000 and for general working capital purposes.

Final Maturity: The Secured Convertible Debentures mature 24 months after the date of Issuance.

Payments of principal and interest: Subject to certain rights of the holders to defer receipt of principal payments. the Secured Convertible Debentures are payable as to principal in monthly installments corresponding to 5.66% of outstanding principal commencing in August 2008 and in monthly installments of interest commencing in February 2008. The Company may, in is discretion, either pay principal and interest becoming due in cash at 115% of the amount due, or pay the amount of principal and interest due by issuing shares of common stock that have been registered for resale by the holders or which are eligible to be sold by them under Rule 144 promulgated under the Exchange Act. If a payment in shares is made for the purpose of paying the principal amount due on the Secured Convertible Debentures, the number of shares that will be required to satisfy the amount due is based on 80% of the average daily closing price for a share of our common stock during the five (5) consecutive trading days preceding the principal and interest payment date. In the case of an interest payment obligation discharged by issuance of shares the number of shares required to satisfy the payment obligation is based on 85% of the closing bid price of our common stock for the average of the lowest five (52 trading days during the previous twenty (202 days immediately preceding the payment date.

Conversion of debt to equity: The holders of the debentures may convert unpaid principal on the debentures into common shares at a fixed conversion price of $0.75 per share (which may be reduced to a lower conversion price if the Company issues shares or convertible notes at a lower sale price than $.075 per share to parties other than the holders or strategic operating partners of the company at a lower price). Based on the fixed conversion price of $0.75 per share, and an aggregate Debenture face value of $3,655,000, the Debenture is convertible into 4,873,333 shares of common stock. These potential conversions at the election of the holders may not be applicable if the company itself has converted outstanding debt to equity by exercising its right to pay the principal of the debt by issuing shares of common stock for that purpose or if an automatic conversion has occurred as described in the following paragraph.

Automatic Conversion: The Company may require holders to convert the remaining principal amount outstanding on their debentures in the event the market price of the shares of our common stock for at least the immediately preceding ten consecutive trading days is at least 175% of the Conversion Price. All of the debt converts to shares if the average trading volume during the applicable ten day period is at least 100,000 shares per day, 50% of the shares convert if volume is at least 75,000 shares per day, and a 25% conversion results if the average volume during such ten (10) day period is at least 50.000 shares per day.

Security: The holders of the Secured Convertible Debentures have a first lien securing their convertible debt covering assets of the company consisting 35 flatbed trailers, 65 forklifts, certain GPS units in use or held for use, accounts receivable, office furniture and software, and equity ownership of any subsidiaries.

Certain conditions and limitations: The investors contractually agreed to a cap on their actual share ownership percentage acquired so as not to exceed 4.99%. The investors also committed not to engage in any short sale or hedging transactions, including for a full year after they acquire any registered shares as a result of an effective resale registration statement:

Warrants: The investors received five year common stock purchase warrants at an exercise price of $1.00 per share which may be exercised to acquire 2,436,666 shares of common stock.

The Board of Directors unanimously recommends a vote FOR approval of the potential issuance of shares of common stock by the company in excess of the 20% limitation imposed by the American Stock Exchange upon the conversion of debt outstanding or to pay installments of principal and interest becoming due on the company’s Secured Convertible Debentures or convertible operating loan notes and of the issuance of shares of common stock upon the exercise of certain warrants held by the holders of the secured convertible debentures and convertible operating loan notes.

PROPOSAL C
TO APPROVE AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN FROM 1,400,000 TO 1,900,000
Proposed Amendment to 2006 Equity Incentive Plan
On March 22, 2008, our Board voted to increase the number of shares of common stock available for issuance from 1,400,000 to 1,900,000 subject to the approval of our stockholders. We believe that the increase in the number of shares reserved for issuance pursuant to the 2006 Equity Incentive Plan (the “Plan”) is necessary for us to continue to attract and retain qualified employees, officers and directors.
The Plan provides for its administration by the Board or by a Committee appointed by the Board. The Board or the Committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The Board or the Committee may interpret the provisions of the Plans and may prescribe, amend and rescind rules and regulations relating thereto.
The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue the Plans may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who is also more than a 10% stockholder, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000.
Assuming approval of the proposed amendment to the Plan and after giving effect thereto, there would be 1,900,000 shares of common stock available for issuance under the Plan, of which, as of the record date, 999,940 shares would be available for future option grants under the Plan.
The Board of Directors unanimously recommends a vote FOR the approval of an amendment to our 2006 Equity Incentive Plan to increase the total number of shares with respect to which options may be granted under the Plan from 1,400,000 to 1,900,000.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis as set forth below with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
The Compensation Committee:
John Jenkins (Chair)
Kent Lund
Doug Kelsall
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains the manner in which the Compensation Committee determines the compensation of our executive officers, describes the objectives and principles underlying our executive compensation programs and outlines the material elements of the compensation of our executive officers. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives which follow it regarding the compensation of our executive officers.
Tools and Resources Used in Setting Executive Compensation
In setting compensation for our executive officers, the Compensation Committee of our Board receives information on the historical compensation of each executive officer, information on accumulated equity and other awards held by each executive officer, reports relating to actual or proposed equity awards, information regarding compensation at other companies or groups of companies, reports and calculations on levels of achievement against financial and operating targets relevant to employment contracts or our incentive compensation programs, and other information necessary to allow the Committee to make reasoned and fully-informed determinations as to the compensation of our executive officers. The Committee also receives advice from time to time from our outside legal counsel.
Individual Pay Analysis
The Committee considers each executive officer’s historical compensation by reviewing the cash and equity-based compensation paid to each executive officer in each year since the officer started work with us, as well as the total cash compensation paid during that period and the accumulated value of all cash and equity-based compensation awarded. The Committee also conducts discussions with our Chief Executive Officer regarding the performance of our other executive officers and meets in executive sessions to discuss the performance of the Chief Executive Officer. Those discussions, together with the Committee’s review of each executive officer’s historical compensation and accumulated long-term incentive pay, allow the Committee to make compensation decisions in light of each executive officer’s individual achievement and other circumstances.

Benchmarking and Survey Analysis
To supplement its review of each executive officer’s performance and historical compensation, the Committee may from time-to-time review market data on executive compensation. The Committee may make such use of information accessed from market data sources as it deems appropriate, taking into account any adjustments the Committee deems necessary to account for differences in company size and circumstances in assessing competitive market practices regarding executive compensation. The Committee may refer to any of these information sources to the extent it deems appropriate in connection with its determinations, together with any historical compensation levels, individual performance and other factors unique to the company, in setting individual compensation levels.
Compensation Philosophy and Objectives
Our philosophy with regard to the compensation of our employees, including our executive officers, is to reinforce the importance of performance and accountability—both at the individual and at the corporate level. We strive to provide our employees with meaningful rewards, while maintaining alignment with shareholder interests, corporate values, and important management initiatives. In setting and overseeing the compensation of our executive officers, the Committee believes our compensation philosophy is best effectuated by designing compensation programs and policies to achieve the following specific objectives:
•	Attracting, motivating, and retaining highly capable and knowledgeable executives who are vital to our short- and long-term success, profitability, and growth;

•	Aligning the interests of our executives and shareholders by rewarding executives for the achievement of strategic, financial performance and other goals that we believe will enhance shareholder value;

•	Differentiating executive rewards based on actual individual performance.
Components of Compensation
The elements of our executive compensation are base salary, annual incentives, long-term incentives, and certain benefits and perquisites. The Committee seeks to allocate compensation for each executive officer in a way that is consistent with market practice, determined as described above. It also attempts to tie a substantial portion of overall compensation to our financial performance and stock price appreciation. The Committee believes that it can accomplish this by including in each executive officer’s compensation package incentive-based cash bonuses tied to individual performance and our financial and operational performance, as well as equity-based compensation in the form of stock options or other types of awards, where the reward to the executive is based on appreciation in the price of our common stock.

Base Salaries
We pay a base salary to compensate our executive officers for services rendered during the year and have written employment agreements with our Chief Executive Officer and Chief Financial Officer entered into in November 2006. The agreements, as applicable during fiscal 2006, provided for minimum base salaries of $188,000 and $175,000, respectively, subject to periodic review. Base salaries may be adjusted from time to time, generally during the first quarter of each year, generally with effect as of January 1 of each year. For fiscal 2007, upon the Compensation Committee’s recommendation, executive salaries were adjusted by the Board of Directors on April 25, 2007 to be $196,000 in the case of the Chief Executive Officer and $182,400 in the case of the Chief Financial Officer with the adjustments to be effective from February 15, 2007. For fiscal 2008, the Compensation Committee recommended that the executive salaries be held at the same level as 2007 with an increase in cash incentive compensation opportunity as described below. The Board of Directors approved that recommendation. The Committee determines base salaries and periodic increases by reference to competitive market practice, factoring in the varying levels of responsibility, performance, prior experience and breadth of knowledge of our executive officers, as well as internal equity issues. In general, the Committee believes that weighting incentive compensation more heavily is more important to achieving our overall compensation objectives than targeting any particular level of base salary.
Annual Performance Based Incentive Bonus Criteria
The Committee sets targeted performance levels for a number of financial or operating measures that may include both company performance factors and individual performance factors based on the individual employee’s performance rating for the year. The Committee evaluates the chief executive officer’s performance and approves the individual performance factors for each executive officer based on performance standards set for each executive near the beginning of each fiscal year.
Our employment agreements with our Chief Executive Officer and Chief Financial Officer currently provide for annual cash bonuses to be earnable up to the greater of 50% of base salary or $125,000, in the case of the Chief Executive Officer, and up to the greater of 50% of base salary or $110,000 in the case of the Chief Financial Officer. During fiscal 2006, eligibility of our executives to receive these bonuses was determined based on performance targets that included a combination of stock price level and a targeted level of booked moves. With respect to fiscal 2007, however, the Committee recommended that hurdles of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) be substituted for stock price targets. Our Compensation Committee chose EBITDA as a criterion for performance based compensation because it views EBITDA to be a fundamental and widely accepted measure of profitability in the asset management and moving services industrial sectors.
For 2007, based on the Committee’s recommendation and discussions with our Chief Executive Officer and Chief Financial Officer, the previous arrangements were revised to substitute EBITDA hurdles for stock price targets as the criterion for bonus eligibility. The performance criteria applicable during 2007 consisted of two components, an EBITDA target threshold to be measured both semi-annually and annually, and an annual target for “number of moves.” For 2008, the Committee increased the bonus opportunity for the CEO and the CFO to 100% of base salary. Awards are made each quarter based on the company’s performance against EBITDA budget for that quarter. There is also an award made based on full year performance against EBITDA budget for the year. Awards for each quarter’s performance vary, but range from 20% of annual salary for achieving budget EBITDA in Q1 to 70% of annual salary for exceeding 120% of EBITDA budget for Q3. Total annual payout to each officer is limited to 100% of base salary.

Long-Term Incentives
When granting long-term incentives, the Committee considers each executive officer’s level of responsibility, prior experience, historical compensation arrangements and award data, and individual performance, as well as compensation practices at peer companies and other relevant data.
In December 2006, in connection with our initial public offering, we implemented our 2006 Equity Incentive Plan (“Plan”), attached as Appendix A, which was approved by our shareholders in February 2006. After giving effect to the two-for-one stock split that occurred upon our IPO, we are currently authorized under the Plan to issue up to 1,400,000 shares of our common stock, $0.0001 par value, pursuant to options, rights and stock awards. We have proposed pursuant to Proposal C in this Proxy Statement to increase the number of shares authorized under the Plan by an additional 500,000 shares to allow issuance of up to 1,900,000 shares. The Plan is administered by the Board of Directors and the Committee acting on its behalf. The exercise price of options granted under the Plan is determined by the Board of Directors at an amount no less than the estimated fair value of our common stock at the date of grant. The exercise prices of our options granted prior to our IPO were set by the Board of Directors based upon contemporaneous equity transactions at or near the time options were granted. Our Board of Directors determines the term of each option, the number of shares for which each option is granted and the rate at which each option is exercisable. Options are granted with terms not to exceed ten years. On December 29, 2006, we granted 432,000 stock options to our employees at an exercise price of $4.73, the closing price of our common stock on December 29, 2006, in addition, we previously had granted 342,000 options to our CEO and CFO in November 2006 under the terms of their employment agreements prior to the effectiveness of the Plan. These options vest subject to performance conditions based upon moves booked for the 12 month periods ending September 30, 2007, 2008 and 2009. One third of the options are exercisable at $5.00, one third at $6.00 and the balance at $7.00. The 114,000 options that were subject to vesting at September 30, 2007, have been forfeited as the performance conditions were not satisfied at the vesting date. On September 11, 2007, we granted 182,000 stock options to certain employees at an exercise price of $1.40. In November 2007, our President and Chief Executive Officer, our Chief Financial Officer, and our Senior Vice President and Treasurer, agreed to waive 50% of their salaries for the months of November and December 2007. This waived cash compensation totaling $44,033 is reflected as non-cash compensation expense and a credit to paid-in capital in the fourth quarter of 2007. On January 3, 2007, we granted 8,676 shares of restricted stock to our outside directors in accordance with the terms of Smart Move, Inc.’s compensation plan for non-employee directors. On January 15, 2008, we granted 343,000 stock options to our employees at an exercise price of $0.68, the closing price of our common stock on this date. In addition, on January 15, 2008 the Board of Directors agreed to an increase in the compensation of the non-employee directors, and when the payments would be made. The agreed upon compensation was for a total cash compensation of $124,500 paid quarterly and the issuance of $60,000 in value of shares of restricted stock. On January 15, 2008, Smart Move, Inc. granted 89,884 shares of restricted common stock of Smart Move, Inc. in accordance with the terms of Smart Move, Inc. compensation plan for non-employee directors valued at $60,000.

To date, our long-term incentives have primarily been in the form of stock option grants. We believe stock options are an effective tool for motivating our employees because the employees only realize value if the market price of our common stock appreciates. We believe this aligns the economic interests of our employees, including our executive officers, with those of our shareholders, given that options do not present financial reward if our stock price does not increase.
Benefits and Perquisites
We provide our executive officers with access to the same benefits we provide all of our full-time employees. We also provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation objectives and their responsibilities.
Code Section 162 (m)
The Committee will attempt to structure the compensation of our executive officers such that compensation paid will be tax deductible to us. The deductibility of some types of compensation payments, however, can depend upon interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control. In addition, the Committee’s primary objective in designing executive compensation programs is to support and encourage the achievement of our company’s strategic goals and to enhance long-term shareholder value. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Section 162(m).
Code Section 409A
Section 409A of the U.S. tax code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although complete guidance regarding Section 409A has not been issued, the Committee takes Section 409A into account in determining the form and timing of compensation paid to our executive officers. We believe we operate, administer and set the terms of our compensation arrangements in accordance with a reasonable good faith interpretation of Section 409A and the rules thereunder.
Accounting Rules
Various rules under generally accepted accounting practices determine the manner in which we account for equity-based compensation in our financial statements. The Committee may consider the accounting treatment under SFAS 123(R) of alternative grant proposals when determining the form and timing of equity compensation grants to our executive officers. The accounting treatment of such grants, however, is not generally determinative of the type, timing, or amount of any particular grant of equity-based compensation the Committee determines to make.
EXECUTIVE OFFICERS
In addition to Chris Sapyta, our President and Chief Executive Officer, and Edward Johnson, our Chief Financial Officer, each of whose biographies are included under the heading “Information Regarding the Board of Directors,” our executive officers also include Pete Bloomquist, 50, our Senior Vice President and Treasurer. Mr. Bloomquist joined Smart Move in September 2006 prior to our IPO, after 9 years in the investment banking and structured capital formation services sector working with microcap companies, including service as Director of Corporate Finance and in other management capacities with Bathgate Capital Partners. Mr. Bloomquist has a Bachelor of Science degree in Business Management with an emphasis in Accounting from the University of Northern Colorado.

Summary Compensation Table
The following summary compensation table sets forth the overall compensation earned over each of the past two fiscal years ending December 31, 2007 by (1) each person who served as an executive officer of Smart Move, Inc. during fiscal year 2007; (2) Smart Move’s two most highly compensated executive officers as of December 31, 2007 with compensation during fiscal year 2007 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been included in section (2) above but for the fact that they were not serving as an executive of Smart Move as of December 31, 2007.

							Salary Compensation		Nonqualified
								Non-Equity	Deferred	All Other
Name and						Stock	Options	Incentive Plan	Compensation	Compensation
Principal	Fiscal	Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)		($)		($)	($)(1)	($)	($)	($)(2)	($)

Chris Sapyta,	2007	$196,000	(4)	—		—	$—	—	—	—	$196,000
Chief Executive Officer	2006	$188,000		75,000	(3)	1,400,000	$26,900	—	—	—	$1,689,000
Edward Johnson,	2007	$182,400	(4)	—		—	$—	—	—	—	$182,400
Chief Financial Officer	2006	$175,000		50,000	(3)	1,000,000	$26,900	—	—	—	$1,251,900
Pete Bloomquist,	2007	$137,500		—		—	$—	—	—	—	$137,500
Senior Vice President	2006	$41,666		—		—	$87,750	—	—	—	$129,416
and Treasurer

(1)	Reflects the dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Bonuses for 2006 were paid pursuant to the employment agreements. No bonuses were paid for 2007. Although we do not have a separate non-equity incentive plan for executives at present, any bonuses under employment contracts for 2008 will be based on the performance criteria established by the Compensation Committee which stipulate certain hurdles of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and number of moves.

(4)	The Compensation Committee recommended to the Board of Directors that, with effect from February 15, 2007, the salaries of Chris Sapyta, CEO, and Edward Johnson be increased to $196,000 in the case of Mr. Sapyta and $182,400 in the case of Mr. Johnson and these recommendations were adopted on April 26, 2007, subject to annual review commencing in 2008.
GRANTS OF PLAN-BASED AWARDS IN 2007
There were no plan-based options awarded to our executive officers in 2007.
The Notes to our financial statements for the year ended December 31, 2007 contained in our Annual Report on Form 10-KSB for fiscal 2007 include descriptions of the methodologies and assumptions we use to value option awards pursuant to FAS l23R when grants of plan-based awards are made.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)		Option Exercise Price			Value realized
Name	Exercisable	Unexercisable		($)		Option Expiration Date	on exercise (4)

Chris Sapyta		128,000	(1)	$6,00 and $7.00	(1)	November 15, 2016(1)	$—
	6,750	6,750	(2)	$4.73		December 29, 2016(2)	$—

Edward Johnson		100,000	(1)	$6,00 and $7.00	(1)	November 15, 2016(1)	$—
	6,750	6,750	(2)	$4.73		December 29, 2016(2)	$—

Pete Bloomquist	22,500	22,500	(3)	$4.73		December 29, 2016(2)	$—

(1)	Options granted pursuant to November 15, 2006 amendments to employment contracts, covering 128,000 shares issuable to Mr. Sapyta and 100,000 shares issuable to Mr. Johnson have exercise prices from $6.00 to $7.00. They vest ratably in equal increments on September 30, 2008 and 2009, subject to their continued employment on those dates, provided Smart Move achieves targeted moves of 12,000 and 15,000 moves as of the annual period ending on each date.

(2)	Options to purchase 13,500 shares of common stock at an exercise price of $4.73 per share were granted on December 29, 2006. These options were vested and exercisable as to 25% of the covered shares on the grant date and vest ratably over the next 12 quarters.

(3)	Options to purchase 45,000 shares of common stock at an exercise price of $4.73 per share were granted on December 29, 2006. These options were vested and exercisable as to 25% of the covered shares on the grant date and vest ratably over the next 12 quarters.

(4)	The realizable value upon exercise will be the difference between (a) the market price at the time of exercise and (b) the exercise price applicable to the option grant.
OPTION EXERCISES IN 2006
None of the outstanding options granted during fiscal 2006 to our executive officers were exercised in fiscal 2007. In July of 2006, however, certain options previously granted to our CEO and CFO by A Smart Move, L.L.C., which became fully vested as of December 31, 2005 and that were exercisable into 162,000 shares of our common stock, were exercised on a cashless basis at a strike price of $4.50 per share. Pursuant to the determination of our Board of Directors, the subject options, upon the cashless exercise, were converted into 98,777 and 21,556 shares respectively issued to our CEO and CFO. In addition, during 2006, options to purchase 40,000 shares held by our CFO were exercised by cash purchase generating cash proceeds to the company totaling $25,000.
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
We have entered into written employment agreements with Chris Sapyta, our President and Chief Executive Officer, and Edward Johnson, our Chief Financial Officer. The employment agreements were entered into with our predecessor entity A Smart Move, L.L.C. and became applicable to Smart Move, Inc. upon the merger on December 6, 2006.
Mr. Sapyta’s employment agreement provides that if employment under the agreement is terminated by Smart Move without cause, we will pay a lump sum payment equal to one full year of the Mr. Sapyta’s base salary. We continue to provide employee benefits and perquisites which the executive was receiving at termination for two years. In addition, upon a change of control, all options that have not yet vested and become exercisable will be deemed to have vested and have become exercisable as of the time immediately preceding the change of control.
Mr. Johnson’s employment agreement provides that if employment under the agreement is terminated by the Smart Move without cause, we will pay a lump sum payment equal to one full year of the executive’s base salary. We continue to provide employee benefits and perquisites which the executive was receiving at termination for two years. In addition, upon a change of control, all options that have not yet vested and become exercisable will be deemed to have vested and have become exercisable as of the time immediately preceding the change of control.

Option grant agreements under the 2006 Equity Incentive Plan provide that vesting ceases upon voluntary termination by the company or employee and that vested options must be exercised within 90 days following termination, The grant agreements provide for acceleration of vesting, as to options that would have vested within one year where an optionholder’s employment with us terminates as a result of the death or disability and permit vested options to remain exercisable until the earlier of the second anniversary of the date of termination of employment or the original expiration date of the option.
The rationale for inclusion of change in control provisions in our agreements with our Chief Executive Officer and our Chief Financial Officer is that change in control or potential change in control transactions often result in the named executive officers not acting in the best interests of the employer company as a result of the distraction of the impact of such a transaction upon their personal situation. With change in control provisions such as those contained in our employment agreements with executives, a reasonable level of security is provided for in the event of a possible termination without cause or demotion and the interests of executives are further aligned with stockholders by accelerating the vesting of any unvested equity.
The table on the following page summarizes the payments upon termination or a change in control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		w/o Cause or for	w/o Cause or		Voluntary
Name	Benefit	Good Reason	for Good Reason		Termination

Chris Sapyta	Salary	—	$188,000		None
	Options(1)	—	$—	(2)	None
	Insurance and other benefits	—	$36,000		None

Edward Johnson	Salary	—	$175,000		None
	Options(1)	—	$—	(2)	None
	Insurance and other benefits	—	$36,000		None

(1)	Options granted pursuant to November 15, 2006 amendments to employment contracts, covering 192,000 shares issuable to Mr. Sapyta and 150,000 shares issuable to Mr. Johnson which have exercise prices from $5.00 to $7.00. If the CEO or CFO is terminated without cause, all unvested options become vested upon termination.

(2)	The value of the termination benefit would be based upon the difference between the closing price of our common stock on the last day of the relevant fiscal year and the applicable exercise price.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Relationships with certain stockholders
On page 7 of this proxy statement, we list the beneficial ownership of our securities held by our directors and executive officers and by each person who is known to us to beneficially own more than 5% of the outstanding shares of our voting stock as determined under the SEC’s rules. The persons listed in our beneficial ownership table comprise the group of individuals we considered to be currently applicable “related persons” as defined under SEC rules and excludes certain persons and entities included in prior years whose current beneficial ownership is known to us to be below 5% of our outstanding voting stock.
During fiscal 2007, Lee Schlessman and Thomas P Grainger, two individual stockholders of the company who are not directors or executive officers of the company, but whose voting or investment power over our shares causes each to be classified as a related person under SEC rules, acquired restricted securities from the company. The value of the transactions exceeded the $120,000 threshold we apply in determining whether a transaction with related persons requires review and oversight by the Audit Committee of our Board and disclosure as a related person transaction.

Mr. Schlessman purchased convertible notes with attached warrants in private placement transactions, and received additional warrants issued in connection with an election to defer receipt of principal and interest payments on existing convertible notes. In January 2008, Mr. Schlessman converted certain debt acquired during 2007 into equity and made an additional purchase of secured convertible debentures with attached warrants.
The specific restricted securities acquired by Mr.Schlessman in these transactions included warrants to purchase 105,300 shares at an exercise price of $1.50 per share; warrants to purchase 50,000 shares at an exercise price of $1.00 per share; warrants to purchase 100,116 shares at an exercise price of $3.375 per share; 195,000 shares to be issued upon the conversion of debt at a conversion price of $3.00 per share, 886,667 shares from conversion of convertible notes that convert at $3.75 per share; 50,000 shares from convertible notes that convert at $2.00 per share; 105,300 shares from convertible notes that convert at $1.00 per share, and 100,000 shares from convertible notes that convert at $0.75 per share. In each of the transactions in which Mr. Schlessman acquired securities, his purchases or elections were subject to the same terms as all other investors or electing security holders.
Thomas P. Grainger purchased a 7% Unsecured Convertible Note due September 2, 2010 in the face amount of $540,000 from the company in September 2007, with three attached warrants each covering 100,000 shares of common stock, exercisable until December 5, 2011. The company subsequently entered into an Amended and Restated Note and Warrant Purchase Agreement with Mr. Grainger on January 22, 2008. Under the terms of an Amended and Restated Note and Warrant Purchase Agreement the company sold Mr. Grainger a new 12% Unsecured Convertible Note, $200,000 face amount, with interest payable quarterly and principal due at maturity on September 22, 2009, having a fixed conversion price of $0.75 per share. The company also issued two separate warrants, each to purchase 285,000 shares of the Company’s common stock, $0.0001 par value, with an exercise price of $1.00 and $1.25, respectively, and amended and restated certain terms of the 7% Unsecured Convertible Note that had been issued to him in September 2007. The amended note issued to Mr. Grainger has a conversion price of $0.80 per share; and the attached amended warrants reduce the exercise price for each of three 100,000 share common stock purchase warrants issued to Mr. Grainger in September 2007, from $2.50 to $1.00; $3.25 to $1.25; and $7.50 to $1.50.
In April 2008, the company entered into an additional strategic operating loan agreement with Mr. Grainger for funding to be advanced pursuant to 12% Secured Convertible Notes due 36 months after the date of issuance, with a conversion price of $0.75 per share until, and $0.40 per share after funds aggregating $750,000 have been advanced under the loan agreement, and with an attached five year warrant to purchase 1,875,000 shares at an $0.80 per share exercise price. The loan is secured by 500 vaults, but Mr. Grainger agreed to release the collateral securing the loan at the company’s request in exchange for an additional warrant to purchase 1,875,000 shares with an exercise price of $1.00 per share.

Our Audit Committee reviewed these related person transactions and our Board approved them, after considering the surrounding circumstances. In particular, the Board noted that Mr. Schlessman’s investments were proportionate to his ownership of existing securities or on purchase terms offered to Mr. Schlessman for new restricted securities which were the same as, and no more favorable than those extended to other investors. The transactions with Mr. Grainger were strategic operating loans entered into as the result of arms-length negotiations in which Mr. Grainger agreed to provide unsecured bridge funding to meet expected urgent requirements of the company in December 2007 or January 2008. The subsequent financing provided by Mr. Grainger in April 2008 provided funding for essential operations in April 2008 and, although secured by vaults, included a commitment by Mr. Grainger to release the collateral securing his loan if requested by the company to do so in order to facilitate a commercial finance lease transaction.
OTHER BUSINESS
The Board of Directors and management do not know of any other matters to be presented at the annual meeting. If other matters do properly come before the annual meeting, it is intended that the persons named in the accompanying proxy vote the proxy in accordance with their best judgment on such matters.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2009 ANNUAL MEETING
Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules.
Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2009 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules, must also be received by us no later than January 14, 2009, unless the date of our 2009 annual meeting is changed by more than 30 days from June 24, 2009, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111, Attention: Corporate Secretary.
Bylaw Requirements for Stockholder Submission of Nominations and Proposals.
A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2008 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our bylaws separately require that the proposal or recommendation for nomination must be received by our Corporate Secretary at the above address no later than January 14, 2009, or, if the date of the 2009 annual meeting is changed by more than 30 days from June 24, 2009, not later than the later of the close of business on the 30th day prior to the 2009 annual meeting or the tenth day following the day on which notice of the date of the 2009 annual meeting was mailed if less than 40 days notice of the date of the meeting was given.

AVAILABILITY OF SEC FILINGS, CODES OF ETHICS AND COMMITTEE CHARTERS
Copies of our Annual Report on Form 10-KSB, Forms 10-QSB and 8-KSB and all amendments to those reports filed with the SEC, the company’s Code of Ethics, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the company’s website at www.gosmartmove.com without charge, or may be requested (exclusive of exhibits), at no cost by mail to the Corporate Secretary, Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of greater than 10% of either class of our outstanding common stock to file initial reports of their ownership of our equity securities and reports of changes in ownership with the SEC. The company has assisted its officers and directors in the preparation of these filings. Based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors regarding ownership of our securities, we believe that all Section 16(a) filing requirements were complied with on a timely basis in 2007. Certain entities that are holders of our January 2008 Debentures have taken the position that, because provisions within the Debentures prevent them from converting shares of such stock at any time when the results of the conversion would result in ownership of more than 4.99% of our outstanding common stock, they are not currently subject to the reporting requirements of Section 16(a).
MISCELLANEOUS
The Annual Report on Form 10-KSB for fiscal year 2007, including financial statements, as filed with the SEC is being mailed along with this proxy statement; however, it is not intended that the Annual Report be a part of the proxy statement or a solicitation of proxies.
Stockholders of record are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope. We appreciate your prompt response.
 By order of the Board of Directors

/s/ Chris Sapyta
President, Chief Executive Officer, and Director

April [_____], 2008

APPENDIX A
SMART MOVE, INC.
2006 EQUITY INCENTIVE PLAN
Adopted by the Board of Directors and Approved by the Shareholders on February 9, 2006

i

SMART MOVE, INC.
2006 EQUITY INCENTIVE PLAN
1. Purpose and Objectives
The Smart Move, Inc. 2006 Equity Incentive Plan (the “Plan”) is designed to align the interests of (i) designated employees of Smart Move, Inc. (the “Company”) and its subsidiaries, (ii) non-employee members of the Board of Directors of the Company, and (iii) consultants and key advisors of the Company and its subsidiaries with the interests of the Company’s stockholders and to provide incentives for such persons to exert maximum efforts for the success of the Company. By extending the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards, the Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan may furthermore be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent. The Plan shall be effective as of February 9, 2006, subject to approval by the shareholders of the Company.
2. Definitions
Whenever used in this Plan, the following terms will have the respective meanings set forth below:
(a) “Board” means the Company’s Board of Directors.
(b) “Cause” means, except to the extent otherwise specified by the Committee, a finding by the Committee of a Participant’s incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, or unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Employer, individually or as an employee, partner, associate, officer or director of any organization.
(c) “Change of Control” shall be deemed to have occurred if:
(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;
(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or
(d) “Code” means the Internal Revenue Code of 1986, as amended.

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(e) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code shall be made by a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.
(f) “Company” means Smart Move, Inc. and any successor corporation.
(g) “Company Stock” means the common stock of the Company.
(h) “Consultant” means a consultant or advisor who performs services for the Employer and who renders bona fide services to the Employer, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Employer’s securities.
(i) “Disability” means a Participant’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Participant, or as otherwise determined by the Committee.
(j) “Effective Date” of the Plan means February  _____, 2006, subject to approval of the Plan by the shareholders of the Company.
(k) “Employee” means an employee of the Employer (including an officer or director who is also an employee).
(l) “Employer” means the Company and its subsidiaries.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.
(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is the American Stock Exchange or another national securities exchange, the “closing transaction” price at which shares of Company Stock are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on a national securities exchange, but is quoted on The Nasdaq Stock Market, Inc. National Market System (“NMS”) or Small-Cap Market (“Small-Cap”), the NASD OTC Bulletin Board (“OTCBB”) or the Pink Sheets, the last reported “closing transaction” price of Company Stock on the relevant date, as reported by the NMS, Small-Cap, OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Committee. Notwithstanding the foregoing, for federal, state and local income tax purposes, the Fair Market Value may be determined by the Committee in accordance with uniform and non-discriminatory standards adopted by it from time to time.
(p) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.
(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

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(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.
(s) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.
(t) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.
(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.
(v) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8 or 9 of the Plan), as described in Section 10.
(w) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.
(x) “Plan” means this Smart Move, Inc. 2006 Equity Incentive Plan, as in effect from time to time.
(y) “SAR” means a stock appreciation right as described in Section 10.
(z) “Stock Award” means an award of Company Stock as described in Section 9.
(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.
3. Administration
(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.
(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.
(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.
4. Grants
(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

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(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.
5. Shares Subject to the Plan
(a) Shares Authorized. The aggregate number of shares of Company Stock that may be issued under the Plan is 700,000 shares, subject to adjustment as described in subsection (e) below.
(b) Limit on Stock Awards, Stock Units, SARs and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units, SARs and Other Stock-Based Awards during the term of the Plan is 20,000 shares, subject to adjustment as described in subsection (e) below.
(c) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options and SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.
(d) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.
(e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. To the extent that any Grant is subject to section 409A of the Code, or becomes subject to section 409A of the Code as a result of any adjustment made hereunder, such adjustment shall be made in compliance with section 409A of the Code.

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6. Eligibility for Participation
(a) Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible to participate in the Plan.
(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.
7. Options
(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.
(b) Type of Option, Price and Term
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.
(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee; provided, however, that the Exercise Price for an Option (including Incentive Stock Options or Nonqualified Stock Options) will be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted and further provided that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.
(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(c) Exercisability of Options.
(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate. Notwithstanding the foregoing, to the extent that an Option would otherwise be exempt from section 409A of the Code, the Committee may only include such a provision in a Grant Agreement for such an Option if the inclusion of such a provision will not cause that Option to become subject to section 409A of the Code.

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(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(d) Termination of Employment or Service. Upon termination of employment or the services of a Participant, an Option may only be exercised as follows:
(i) In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within three months after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
(ii) In the event the Participant ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 7, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant’s termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
(iii) In the event the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
(iv) If the Participant dies while employed by, or providing service to, the Employer or while an Option remains outstanding under Section 7(d)(i) or 7(d)(iii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

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(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.
8. Stock Units
(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

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9. Stock Awards
(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.
(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.
10. Stock Appreciation Rights and Other Stock-Based Awards
(a) The Committee may grant SARs to an Employee, Non-Employee Director or Consultant separately or in tandem with an Option. The following provisions are applicable to SARs:
(i) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
(iii) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 7(d). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

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(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(v) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).
(vi) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.
(b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.
11. Qualified Performance-Based Compensation
(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, SARs or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply to such Grants. The Committee may also grant Options under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 11 or otherwise.
(b) Performance Goals. When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

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(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, gross profit, net earnings, operating earnings, revenue, revenue growth, number of days sales outstanding in accounts receivable, number of days of cost of sales in inventory, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, debt reduction, market capitalization or strategic business criteria consisting of one or more objectives based on meeting specified R&D programs, new product releases, revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, quality improvements, cycle time reductions, manufacturing improvements and/or efficiencies, human resource programs, customer programs, goals relating to acquisitions or divestitures or goals relating to FDA or other regulatory approvals. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.
(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.
(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.
(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
12. Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.
13. Withholding of Taxes
(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

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(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.
14. Transferability of Grants
(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
15. Consequences of a Change of Control
In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time or subject to specific conditions as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units or Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or assumption shall take place as of the date of the Change of Control or such other date as the Committee may specify. Notwithstanding the foregoing, to the extent required to comply with section 409A of the Code, a Grant Agreement will include a definition of “Change of Control” that complies with and falls within the definition of “change in control event” set forth in section 409A of the Code and any Internal Revenue Service regulations or other guidance issued thereunder.

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16. Requirements for Issuance of Shares
No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.
17. Amendment and Termination of the Plan
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
(b) Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 11 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.
(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.
18. Miscellaneous
(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

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(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.
(f) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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☐	Mark this box with an X if you have made changes to your name or address details above.
2008 Annual Meeting Proxy Card
A.	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees:
1.	ELECTION OF CLASS II DIRECTORS.

Proposal A	For	Withhold
01 — Doug Kelsall	☐	☐

	For	Withhold
02 — Jack Burkholder	☐	☐
(Each nominee has previously been elected before)
B.	Issues
The Board of Directors recommends a vote FOR the following proposal:

Proposal B
RATIFICATION OF SELECTION OF ANTON COLLINS MITCHELL LLP	For	Against	Abstain
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:

Proposal C
APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON
CONVERSION OF CONVERTIBLE DEBT AND UPON EXERCISE OF PURCHASE RIGHTS UNDER WARRANT SECURITIES WE ISSUED IN NOVEMBER 2007, JANUARY 2008 AND APRIL 2008, INCLUDING SHARES OF OUR COMMON STOCK THAT WE MAY ELECT TO ISSUE TO THESE HOLDERS TO PAY PRINCIPAL AND INTEREST DUE ON THE OBLIGATIONS, TO THE EXTENT SUCH ISSUANCES REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE AMERICAN STOCK EXCHANGE
	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote FOR the following proposal:

Proposal D
TO APPROVE AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN FROM 1,400,000 TO 1,900,000	For ☐	Against ☐	Abstain ☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Proxy — Smart Move, Inc.
5990 GREENWOOD PLAZA BLVD., SUITE 390
GREENWOOD VILLAGE, CO 80111
ANNUAL MEETING PROXY CARD
C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
The undersigned hereby appoints Chris Sapyta and Edward Johnson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Smart Move, Inc., to be held at the Company’s offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111 on June 24, 2008, at 10:00 a.m. local time and at any adjournments thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR PROPOSALS A, B, C AND D UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)